UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2007

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 458-0900

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On February 23, 2007, we entered into a Placement Agency Agreement with Piper Jaffray & Co. (“Piper Jaffray”), pursuant to which Piper Jaffray agreed to act as our placement agent for the offering and sale to certain institutional and accredited investors of units, at a price of $5.74 per unit, constituting a total of 3,745,645 shares of common stock and 1,872,823 common stock warrants (the “Offering”).

The warrants have a five-year exercisability period and an exercise price of $6.25 per share.

We expect to conduct the closing of the Offering on February 28, 2007 and to raise approximately $20 million, net of placement agency fees and estimated offering expenses, from the sale of the units.  The units will be immediately separable.

Under the Placement Agency Agreement, we agreed to pay Piper Jaffray an aggregate fee equal to 6.5% of the gross proceeds from the Offering, provided, however, that with respect to securities sold in the Offering to certain purchasers identified in the Placement Agency Agreement, the fee to be paid to Piper Jaffray equaled 5.0% of the gross proceeds.  We expect the actual total fee payable to Piper Jaffray to be $1,380,280.  We also agreed to pay the fees, disbursements and other charges of counsel to Piper Jaffray, up to $75,000.  Additionally, for a period of one year from February 14, 2007, we granted Piper Jaffray the right of first refusal to act as our exclusive or bookrunning placement agent in connection with any best efforts placement of registered or unregistered securities, subject to certain exceptions.

We also entered into a Financial Services Advisory Agreement with WBB Securities, LLC (“WBB”), in which we agreed to pay WBB a cash fee equal to 1.5% of the gross proceeds of the Offering.  We expect this fee to amount to $322,500.

The Offering was made pursuant to our shelf registration statement on Form S-3 (File No. 333-134129) and a related post-effective amendment.  The Company will, pursuant to Rule 424(b) under the Securities Act of 1933, file with the Securities and Exchange Commission a prospectus and prospectus supplements relating to the Offering.

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

10.1	Placement Agency Agreement, dated February 23, 2007, between Cytori Therapeutics, Inc. and Piper Jaffray & Co.
10.2	Financial services advisory engagement letter agreement, dated February 16, 2007, between Cytori Therapeutics, Inc. and WBB Securities, LLC
10.3	Form of Subscription Agreement, dated February 23, 2007 (Agreements on substantially this form were signed by each of respective investors in the Offering)
10.4	Form of Warrant to be dated February 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: February 26, 2007	By:	/s/ Christopher J. Calhoun
Christopher J. Calhoun
Chief Executive Officer

EXHIBIT INDEX

10.1	Placement Agency Agreement, dated February 23, 2007, between Cytori Therapeutics, Inc. and Piper Jaffray & Co.
10.2	Financial services advisory engagement letter agreement, dated February 16, 2007, between Cytori Therapeutics, Inc. and WBB Securities, LLC
10.3	Form of Subscription Agreement, dated February 23, 2007 (Agreements on substantially this form were signed by each of respective investors in the Offering)
10.4	Form of Warrant to be dated February 28, 2007